                                                       Registration No. 33-96854

      As filed with the Securities and Exchange Commission on August 1, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                   -----------

                           Amendment No. 1 to Form S-8
                             Registration Statement
                        Under the Securities Act of 1933

                                   ----------

                               CROWN VANTAGE INC.
             (Exact name of registrant as specified in its charter)

          Virginia                                       54-1752384
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                      Identification No.)

                               300 Lakeside Drive
                                   14th Floor
                           Oakland, California  94612
              (Address of Principal Executive Offices and Zip Code)

                                   __________

                               CROWN VANTAGE INC.
                            1995 INCENTIVE STOCK PLAN
                  (Formerly 1995 Omnibus Stock Incentive Plan)
                            (Full title of the plan)


                                Ernest S. Leopold
                               Crown Vantage Inc.
                               300 Lakeside Drive
                                   14th Floor
                               Oakland, CA  94612
                                  510-874-3400
           (Name, address, and telephone number of agent for service)

                                   __________

     The securities covered by this registration statement will be issued to employees of Crown Vantage Inc. and its subsidiaries from time to time pursuant to the Crown Vantage Inc. 1995 Incentive Stock Plan.

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                                                                                                         Amount of
                                                Amount to be   Proposed maximum offering         Proposed maximum      registration
Title of Securities to be registered             Registered         price per share          aggregate offering price       fee
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                         600,000              $ 10 21/32             $ 6,393,750        $ 2,204.76 (a)
Rights to Purchase Series A Cumulative             600,000(b)               N/A                     N//A               N/A
Participating Preferred Stock, no par value
- -----------------------------------------------------------------------------------------------------------------------------------

(a) All purchases under the Plan will be at then prevailing market prices. Accordingly, as instructed by Rule 457(h) in the case of securities whose offering price is not known, the registration fee is calculated in accordance with Rule 457(c), based upon the price of the Common Stock, which is the average of the high and low prices reported in the NASDAQ National Market System on July 29, 1996.

(b) The Rights to Purchase Series A Preferred Stock (the "Rights") will be attached to and traded with shares of the Common Stock. Value attributable to such Rights, if any, will be reflected in the market price of the shares of such Common Stock.

                                     PART II

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by Crown Vantage Inc. ("Crown Vantage" or the "Company") with the Commission (File No. 1-13868) and are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the period ended December 31, 1995;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (c) The description of the Common Stock and the Rights included in Amendment No. 2 to the Company's Registration Statement (Registration No. 1-13868) on Form 10/A dated August 18, 1995, under the heading "Description of Capital Stock."

     (d) The Company's Registration Statement on Form S-8 filed with the Commission on September 12, 1995 (File No. 33-96854).

     (e)  The Company's Current Report on Form 8-K dated June 25, 1996.

     (f)  The Company's Current Report on Form 8-K/A dated June 28, 1996.

     All documents filed by Crown Vantage Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


                                   AMENDMENTS

     1. The name of the 1995 Omnibus Stock Incentive Plan has been changed. The name is now the 1995 Incentive Stock Plan (the "Plan").

     2. The amount of common stock to be issued under the Plan has been increased by 600,000, to a total of 1,400,000 shares.

     3. The amount of Rights to purchase Series A Cumulative Participating Preferred Stock to be issued under the Plan has been increased by 600,000, to a total of 1,400,000 Rights.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, Crown Vantage Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oakland, California on the 31st day of July, 1996.

                                        CROWN VANTAGE INC.


                                        By: /s/ Ernest S. Leopold
                                           ---------------------------------
                                                Ernest S. Leopold
                                                Chairman, President and
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated below.


Signature                          Title                              Date
- ---------                          -----                              ----

/s/ Ernest S. Leopold              Chairman, President and       July 31, 1996
- ------------------------------     Chief Executive Officer
Ernest S. Leopold                  and Director
                                   (Principal Executive
                                   Officer)

/s/ Charles H. Shreve              Senior Vice President,        July 31, 1996
- ------------------------------     Chief Accounting Officer
Charles H. Shreve                  (Principal Accounting
                                   Officer)

/s/ R. Neil Stuart                 Senior Vice President,        July 31, 1996
- ------------------------------     Chief Financial Officer
R. Neil Stuart                     (Principal Financial
                                   Officer)

/s/ William V. Daniel              Director                      July 31, 1996
- ------------------------------
William V. Daniel


/s/ George B. James                Director                      July 31, 1996
- ------------------------------
George B. James


/s/ Joseph T. Piemont              Director                      July 31, 1996
- ------------------------------
Joseph T. Piemont


/s/ E. Lee Showalter               Director                      July 31, 1996
- ------------------------------
E. Lee Showalter


/s/ James S. Watkinson             Director                      July 31, 1996
- ------------------------------
James S. Watkinson


/s/ Donna L. Weaver                Director                      July 31, 1996
- ------------------------------
Donna L. Weaver

                                  EXHIBIT INDEX

Exhibit
Number         Description                                                  Page
- -------        -----------                                                  ----

4.1 The Crown Vantage Inc. 1995 Incentive Stock Plan (formerly the 1995 Omnibus Stock Incentive Plan) (incorporated by reference to Exhibit 10.28 to the Crown Paper Co. Registration Statement
          No. 33-93494 on Form S-1 filed with the Commission on June 15, 1995 and all amendments thereto).

4.2 Amendment No. 1 to the Crown Vantage Inc. 1995 Incentive Stock Plan dated June 20, 1996.

4.3       Articles of Incorporation of Crown Vantage Inc., as amended.

4.4 Bylaws of Crown Vantage Inc., as amended and restated (incorporated by reference to Exhibit 3.2 to the Crown Vantage Inc. Registration Statement No. 33-95736 on Form S-1 filed with the Commission on August 14, 1995 and all amendments thereto).

4.5 Rights Agreement dated August 15, 1995, between Crown Vantage Inc. and Norwest Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Crown Vantage Inc. Registration Statement No. 33-95736 on Form S-1 filed with the Commission on August 14, 1995 and all amendments thereto).

5         Opinion of McGuire, Woods, Battle & Boothe, L.L.P.

23.1      Consent of Coopers & Lybrand, L.L.P.

23.2      Consent of McGuire, Woods, Battle & Boothe, L.L.P.
          (included in Exhibit 5).